Exhibit 99.1

Date: November 23, 2011	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR

OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported fiscal 2011 net financial earnings per share increased 4.9 percent over the same period last year.

A reconciliation of net income to net financial earnings for the fourth quarter and fiscal years 2011 and 2010 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Net (loss) income	$(7,511)	$1,515	$101,299	$117,457
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(10,515)	(20,761)	23,320	(16,825)
Effects of economic hedging related to natural gas inventory, net of taxes	18,701	17,999	(18,086)	1,132

Net financial earnings (loss)	$675	$(1,247)	$106,533	$101,764

Weighted Average Shares Outstanding
Basic	41,422	41,183	41,359	41,364
Diluted	41,633	41,452	41,568	41,630

Basic earnings per share	$(0.18)	$0.04	$2.45	$2.84

Basic net financial earnings per share	$0.02	$(0.03)	$2.58	$2.46

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

•	Net Financial Earnings Per Share Increase; 12.2 Percent Total Shareowner Return on Investment

For fiscal 2011, NJR reported net financial earnings of $106.5 million, or $2.58 per share, compared with $101.8 million, or $2.46 per share, in fiscal 2010. During the fourth quarter of fiscal 2011, the company’s net financial earnings were $675,000, compared with a loss of $1.2 million in the same period last year. These improved annual financial earnings results were driven by the company’s regulated utility, New Jersey Natural Gas, the first full year of operations of NJR Clean Energy Ventures, its renewable energy segment and improved results at NJR Home Services.

“For the 20th consecutive year I am pleased to report higher net financial earnings,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “This record, which we believe to be unmatched in our industry, is a testament to the commitment and dedication of the women and men of New Jersey Resources. On behalf of our board of directors, I would like to thank our employees who are the reason for our continued success.

“This year, including dividends, our shareowners were rewarded with a 12.2 percent total return on their investment,” continued Downes. “And on a longer-term basis, shareowners have received an average annual return of nearly 9 percent over the last five years.”

•	5.6 Percent Dividend Increase Recently Approved

On November 16, 2011, NJR announced that its board of directors approved a 5.6 percent increase in the quarterly dividend rate to $.38 per share from $.36 per share. The new quarterly rate will be effective with the dividend payable January 3, 2012, to shareowners of record on December 15, 2011. The new annual dividend rate will be $1.52 per share. NJR has increased its dividend in each of the past 17 years and has paid quarterly dividends continuously since its inception in 1952.

•	Share Repurchase Update

NJR purchased 244,601 shares of common stock under its share repurchase plan during fiscal 2011 at a cost of $10.2 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since its inception in September 1996, NJR has invested nearly $219 million to repurchase 7.4 million shares at a split-adjusted, average price of $29.94. Approximately 1.4 million shares remain authorized under the repurchase plan.

•	Fiscal 2012 Guidance

Similar to last year, NJR will provide annual earnings guidance with the issuance of first fiscal quarter earnings. For fiscal 2012, this should allow for better insight into the expected completion of several commercial solar projects. Additionally, providing guidance at the conclusion of the first fiscal quarter will enhance the assessment of the impact of early winter weather on NJR Energy Services’ gross margin and New Jersey Natural Gas’ incentive program margins.

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

•	Another Strong Fiscal Year at New Jersey Natural Gas; Third Consecutive J.D. Power Award

New Jersey Natural Gas (NJNG) delivered another solid financial performance during fiscal 2011 with steady customer growth, the ongoing acceleration of infrastructure investments and gross margin from incentive programs as the primary drivers. In fiscal 2011, NJNG’s net income increased to $71.3 million, compared with $70.2 million in fiscal 2010.

With the addition of 6,783 new customers in fiscal 2011, compared with 6,189 last year, NJNG is on its way to meeting its established two-year target of adding 12,000 to 14,000 new customers through fiscal 2012. The 10 percent growth in the number of new customers over fiscal 2010 was due primarily to improved marketing processes to identify and target residential new construction and conversion customers. Along with the 641 existing NJNG customers who converted their heating systems to natural gas, this growth is expected to contribute $3.5 million annually to NJNG’s gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below. As of September 30, 2011, NJNG served nearly 495,000 customers. Overall, the new customer annual growth rate for 2011 was 1.4 percent.

New construction in fiscal 2011 accounted for 3,372 new customers, a 6.5 percent increase over fiscal 2010. In addition, 4,052 new and existing customers converted their heating and/or other appliances to natural gas in fiscal 2011, a 10 percent increase over fiscal 2010.

“Thanks to the efforts of our skilled team, New Jersey Natural Gas has once again achieved solid growth,” said Downes. “And for the third year in a row, we ranked “Highest in Customer Satisfaction with Residential Natural Gas Service in the Eastern U.S. among Large Utilities”, according to the J.D. Power and Associates 2009-2011 Gas Utility Residential Customer Satisfaction StudiesSM. This award clearly exemplifies the strong commitment our employees have to serving our customers.”

•	New Jersey Natural Gas Supply Incentive Program Update

In fiscal 2011, NJNG’s natural gas supply incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, earned the company $9.3 million of gross margin, compared with $9.4 million in fiscal 2010. NJNG shares the margin from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU). On August 18, 2011, the BPU approved an extension of NJNG’s margin-sharing incentive programs for four years through October 31, 2015, under the same terms of its previous agreement with respect to margin-sharing percentages. This agreement also permits NJNG to annually propose a process to evaluate and discuss alternative incentive programs. Since inception in 1992, these incentive programs have saved customers $542 million.

•	Accelerated Infrastructure Program Ensures Reliability, Creates Jobs

In fiscal 2011, NJNG completed the remaining nine Accelerated Infrastructure Program (AIP I) projects and began work on six additional AIP II projects. Under AIP, previously planned capital work is expedited to ensure the continued reliability of NJNG’s distribution system. Total AIP investment for fiscal year 2011 was $44 million.

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

These expenditures will assist NJNG in meeting the energy needs of its growing customer base. It is estimated that our $131 million total AIP investment will also result in the creation of over 1,000 direct and indirect jobs, lending significant support to New Jersey’s economy. AIP I and AIP II expenditures are recovered annually through base rates at a weighted average cost of capital of 7.76 percent and 7.12 percent, respectively.

•	The SAVEGREEN Project® Incentives Total $20 Million; Natural Gas Vehicle Update

Since its launch in September 2009, NJNG’s successful energy-efficiency program, The SAVEGREEN Project, has provided customers with rebates and incentives totaling $20 million and completed 10,644 home energy audits through fiscal 2011. The program has also resulted in over $73 million in economic activity for New Jersey. Based on its extraordinary success and positive impact on the economy, NJNG has filed with the BPU to extend The SAVEGREEN Project through 2012. NJR earns a return on its SAVEGREEN investments at a weighted average cost of capital of 7.76 percent, as currently authorized by the BPU.

NJNG is awaiting a BPU decision on its request to build between seven and 10 compressed natural gas vehicle refueling stations throughout its service territory, with an investment of up to $15 million. NJNG believes that this new refueling infrastructure would have a beneficial impact on both the economy and the environment, creating job opportunities for local equipment manufacturers, suppliers and other businesses and reducing greenhouse gas emissions by burning clean natural gas instead of gasoline or diesel. NJR is seeking similar rate treatment as authorized by the BPU for AIP.

•	NJR Energy Services Continues Profitability

Despite challenging market conditions, NJR Energy Services (NJRES), NJR’s unregulated wholesale energy services company, continued to contribute to profitability with net financial earnings of $18.6 million in fiscal 2011, compared with $24.8 million in fiscal 2010.

NJRES develops and manages a diverse portfolio of over 34.7 Bcf of firm storage capacity and 1.1 Bcf/day of firm transportation. With today’s changing wholesale market, abundant supply and historically low prices, NJRES has sought out additional opportunities to market producer services in the Marcellus Shale and other natural gas producing regions, including processing natural gas liquids. By using its extensive transportation and storage assets, and developing expertise in the natural gas liquids arena, NJRES offers producers the opportunity to increase the value of their product while enhancing NJRES’ profitability.

•	Strong First Year at NJR Clean Energy Ventures; The Sunlight Advantage™ Signs 700th Lease

In its first full year of operation, net income for NJR Clean Energy Ventures (NJRCEV), NJR’s renewable energy subsidiary, was $6.8 million, representing 6.3 percent of NJR’s total net financial earnings. Nine commercial solar projects, totaling 27.6 megawatts, have either been completed or are under construction.

NJRCEV placed five commercial projects in service during fiscal 2011. These projects include an investment of $18 million in four commercial rooftop solar arrays on fully occupied buildings in central New Jersey. These projects will collectively generate approximately 4.5 million kilowatt hours (kWh)

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

of clean, renewable energy annually, while offering lower electricity costs to tenants and reducing the facilities’ carbon footprint. In addition, 75 percent of a 4.7 megawatt ground-mounted solar system on an 80 acre site in Vineland, New Jersey, became operational in September 2011. A $24 million investment, this project, which utilizes a single axis tracking system, will produce approximately 7 million kWh annually, up to 25 percent more energy compared to a fixed-tilt racking system.

In the first quarter of fiscal 2012, NJRCEV expects to complete the remaining 25 percent of the Vineland project and three additional commercial solar projects. The first is a state-of-the-art, ground-mounted solar system on 13 acres of previously underutilized land in Manalapan, New Jersey. This $18 million project will generate approximately 4.5 million kWh annually. Additionally, two new rooftop solar arrays, totaling 1.3 megawatts at a cost of $6.8 million, will become operational.

NJRCEV has also committed $60 million to develop a ground-mounted solar array on the East Windsor, New Jersey campus of McGraw-Hill. Expected to be fully operational by March 31, 2012, this 14.1 megawatt system will be the largest privately owned, net-metered solar system in the Western Hemisphere, producing in excess of 18 million kWh.

“Building on New Jersey’s commitment to renewable energy, we have committed approximately $140 million to projects that generate clean power and provide low carbon energy solutions,” said Downes. “In a very short time, NJR Clean Energy Ventures has become one of the leading solar providers in the state and, in the process, helped New Jersey surpass California in 2011 with the largest number of commercial solar projects in the United States – all while saving customers energy and money and providing growth opportunity for shareowners.”

Since inception in January 2011, The Sunlight Advantage®, NJRCEV’s residential solar lease program, has grown to include over 700 leases, 349 of which became operational in fiscal 2011. This innovative program offers homeowners the benefits of solar energy without the upfront investment.

•	Midstream Assets

Net income in fiscal 2011 at Midstream Assets, the company’s natural gas storage and pipeline segment, were $6.8 million, compared with $6.4 million in fiscal 2010. The increase was due primarily to Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania, which generated $3.7 million of net financial earnings. In addition to Steckman Ridge, NJR holds a 5.53 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the metropolitan region. This investment contributed $2.7 million to fiscal 2011 net income. In total, Midstream Assets generated 6.4 percent of NJR’s net financial earnings in fiscal 2011.

•	NJR Home Services Announces Higher Results; Premier Service Plans Grow

Net financial earnings at NJR’s Retail and Other operation, which consists primarily of NJR Home Services (NJRHS), the company’s appliance service subsidiary, greatly improved in fiscal 2011. Net financial earnings for NJRHS were $2.4 million in fiscal 2011, compared with $343,000 in fiscal 2010. This strong increase was due primarily to the growth of its Premier Comfort Service Plans, equipment installations and on-site generator business as well as operational improvements. NJRHS saw an increased market share in heating, plumbing and air conditioning installation due to expanded marketing efforts combined with its 12-month, no interest financing offer. NJRHS expects to see

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

continued growth in its residential solar offerings, which include both lease and purchase plans, in fiscal 2012. Prior year results also included an after-tax charge of $237,000 associated with Medicare Part D as a result of the Patient Protection and Affordable Care Act enacted in March 2010.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market and the company’s ability to recover all of NJRES’ funds in the MF Global liquidation proceedings; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for Investment Tax Credits (ITCs) and the future market for Solar Renewable Energy Certificates (SRECs); timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With $3 billion in annual revenues, NJR safely and reliably operates and maintains 6,800 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.55 Bcf/day of firm transportation and over 59.4 Bcf of firm storage capacity; offers low carbon, clean energy solutions through its commercial and residential solar programs and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njresources.com.

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NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Net (loss) income	$(7,511)	$1,515	$101,299	$117,457
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(10,515)	(20,761)	23,320	(16,825)
Effects of economic hedging related to natural gas, net of taxes	18,701	17,999	(18,086)	1,132

Net financial earnings (loss)	$675	$(1,247)	$106,533	$101,764

Weighted Average Shares Outstanding
Basic	41,422	41,183	41,359	41,364
Diluted	41,633	41,452	41,568	41,630

Basic net financial earnings (loss) per share	$0.02	$(0.03)	$2.58	$2.46

NJR ENERGY SERVICES

The following table is a computation of financial margin at Energy Services:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Operating revenues	$548,041	$477,878	$2,052,303	$1,685,044
Less: Gas purchases	555,695	476,541	2,016,704	1,601,701
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(16,717)	(33,946)	36,676	(31,113)
Effects of economic hedging related to natural gas inventory	29,574	30,110	(28,604)	3,469

Financial margin	$5,203	$(2,499)	$43,671	$55,699

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Operating (loss) income	$(14,076)	$(3,289)	$17,746	$67,385
Add:
Operation and maintenance expense	6,147	4,701	16,682	14,947
Depreciation and amortization	15	17	61	153
Other taxes	260	(92)	1,110	858

Subtotal – Gross (loss) margin	(7,654)	1,337	35,599	83,343
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(16,717)	(33,946)	36,676	(31,113)
Effects of economic hedging related to natural gas inventory	29,574	30,110	(28,604)	3,469

Financial margin	$5,203	$(2,499)	$43,671	$55,699

A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Net (loss) income	$(8,928)	$(1,551)	$13,479	$42,711
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(10,571)	(20,981)	23,190	(19,029)
Effects of economic hedging related to natural gas, net of taxes	18,701	17,999	(18,086)	1,132

Net financial (loss) earnings	$(798)	$(4,533)	$18,583	$24,814

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2011	2010	2011	2010
Net income (loss)	$2,174	$2,362	$3,087	$(1,119)
Add:
Unrealized loss on derivative instruments, net of taxes	—	136	—	1,976

Net financial earnings	$2,174	$2,498	$3,087	$857

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES
Utility	$109,651	$143,122	$971,724	$937,433
Nonutility	561,250	488,396	2,037,485	1,701,871

Total operating revenues	670,901	631,518	3,009,209	2,639,304

OPERATING EXPENSES
Gas purchases
Utility	64,528	97,501	534,363	576,220
Nonutility	555,608	476,496	2,016,208	1,591,338
Operation and maintenance	48,988	38,179	163,111	148,565
Regulatory rider expenses	3,726	4,949	51,246	45,966
Depreciation and amortization	8,925	8,331	34,370	32,267
Energy and other taxes	6,772	6,548	66,910	56,823

Total operating expenses	688,547	632,004	2,866,208	2,451,179

OPERATING (LOSS) INCOME	(17,646)	(486)	143,001	188,125
Other income	1,321	1,800	3,747	5,258
Interest expense, net	4,538	5,305	19,623	21,251

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(20,863)	(3,991)	127,125	172,132
Income tax (benefit) provision	(10,997)	(3,374)	37,665	64,692
Equity in earnings of affiliates	2,355	2,132	11,839	10,017

NET (LOSS) INCOME	$(7,511)	$1,515	$101,299	$117,457

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.18)	$0.04	$2.45	$2.84
DILUTED	$(0.18)	$0.04	$2.44	$2.82

DIVIDENDS PER COMMON SHARE	$0.36	$0.34	$1.44	$1.36

AVERAGE SHARES OUTSTANDING
BASIC	41,422	41,183	41,359	41,364
DILUTED	41,633	41,452	41,568	41,630

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

NEW JERSEY RESOURCES

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2011	2010	2011	2010
Operating Revenues
Natural Gas Distribution	$109,651	$143,122	$971,724	$945,480
Energy Services	548,041	477,878	2,052,303	1,685,044
Clean Energy Ventures	534	—	862	—
Midstream Assets	—	—	—	—
Retail and Other	13,057	10,748	39,960	30,551

Sub-total	671,283	631,748	3,064,849	2,661,075
Eliminations	(382)	(230)	(55,640)	(21,771)

Total	$670,901	$631,518	$3,009,209	$2,639,304

Operating (Loss) Income
Natural Gas Distribution	$(4,635)	$136	$123,165	$120,934
Energy Services	(14,076)	(3,289)	17,746	67,385
Clean Energy Ventures	(2,656)	(1,001)	(4,759)	(1,001)
Midstream Assets	(694)	(176)	(1,158)	(766)
Retail and Other	3,613	3,111	4,271	(1,957)

Sub-total	(18,448)	(1,219)	139,265	184,595
Eliminations	802	733	3,736	3,530

Total	$(17,646)	$(486)	$143,001	$188,125

Equity in Earnings of Affiliates
Midstream Assets	$3,033	$2,735	$14,904	$12,996
Eliminations	(678)	(603)	(3,065)	(2,979)

Total	$2,355	$2,132	$11,839	$10,017

Net (Loss) Income
Natural Gas Distribution	$(3,053)	$155	$71,322	$70,242
Energy Services	(8,928)	(1,551)	13,479	42,711
Clean Energy Ventures	1,277	(593)	6,761	(593)
Midstream Assets	1,075	1,226	6,780	6,444
Retail and Other	2,174	2,362	3,087	(1,119)

Sub-total	(7,455)	1,599	101,429	117,685
Eliminations	(56)	(84)	(130)	(228)

Total	$(7,511)	$1,515	$101,299	$117,457

Net Financial Earnings (Loss)
Natural Gas Distribution	$(3,053)	$155	$71,322	$70,242
Energy Services	(798)	(4,533)	18,583	24,814
Clean Energy Ventures	1,277	(593)	6,761	(593)
Midstream Assets	1,075	1,226	6,780	6,444
Retail and Other	2,174	2,498	3,087	857

Total	$675	$(1,247)	$106,533	$101,764

Throughput (Bcf)
NJNG, Core Customers	8.0	8.4	71.1	66.3
NJNG, Off System/Capacity Management	27.8	23.7	107.0	83.9
NJRES Fuel Mgmt. and Wholesale Sales	132.4	111.4	480.9	366.4

Total	168.2	143.5	659.0	516.6

Common Stock Data
Yield at September 30	3.4%	3.5%	3.4%	3.5%
Market Price
High	$47.45	$39.68	$47.45	$39.68
Low	$39.60	$34.42	$38.94	$33.49
Close at September 30	$42.57	$39.22	$42.57	$39.22
Shares Out. at September 30	41,422	41,174	41,422	41,174
Market Cap. at September 30	$1,763,335	$1,614,844	$1,763,335	$1,614,844

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer & weather data)	2011	2010	2011	2010
Utility Gross Margin
Operating revenues	$109,651	$143,122	$971,724	$945,480
Less:
Gas purchases	65,538	98,324	592,909	590,813
Energy and other taxes	4,916	5,003	58,520	48,958
Regulatory rider expense	3,726	4,973	51,246	46,076

Total Utility Gross Margin	$35,471	$34,822	$269,049	$259,633

Utility Gross Margin, Operating Income and Net Income
Residential	$19,998	$20,172	$172,280	$170,556
Commercial, Industrial & Other	6,858	6,839	45,319	45,041
Firm Transportation	6,846	5,695	41,715	34,268

Total Firm Margin	33,702	32,706	259,314	249,865
Interruptible	124	146	411	411

Total System Margin	33,826	32,852	259,725	250,276
Off System/Capacity Management/FRM/Storage
Incentive	1,645	1,970	9,324	9,357

Total Utility Gross Margin	35,471	34,822	269,049	259,633
Operation and maintenance expense	30,728	25,675	108,800	103,226
Depreciation and amortization	8,490	8,143	33,140	31,464
Other taxes not reflected in gross margin	888	868	3,944	4,009

Operating (Loss) Income	$(4,635)	$136	$123,165	$120,934

Net (Loss) Income	$(3,053)	$155	$71,322	$70,242

Throughput (Bcf)
Residential	2.7	2.8	42.3	40.3
Commercial, Industrial & Other	0.6	0.6	8.3	8.2
Firm Transportation	1.2	1.1	12.2	10.1

Total Firm Throughput	4.5	4.5	62.8	58.6
Interruptible	3.5	3.9	8.3	7.7

Total System Throughput	8.0	8.4	71.1	66.3
Off System/Capacity Management	27.8	23.7	107.0	83.9

Total Throughput	35.8	32.1	178.1	150.2

Customers
Residential	428,694	438,274	428,694	438,274
Commercial, Industrial & Other	25,666	26,312	25,666	26,312
Firm Transportation	40,523	25,724	40,523	25,724

Total Firm Customers	494,883	490,310	494,883	490,310
Interruptible	41	43	41	43

Total System Customers	494,924	490,353	494,924	490,353
Off System/Capacity Management*	40	40	40	40

Total Customers	494,964	490,393	494,964	490,393

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	24	3	4,686	4,341
Normal	40	41	4,721	4,747

Percent of Normal	60.0%	7.3%	99.3%	91.4%

NEW JERSEY RESOURCES REPORTS 20th CONSECUTIVE YEAR OF IMPROVED FINANCIAL PERFORMANCE

12.2 Percent Total Shareowner Return in Fiscal 2011

ENERGY SERVICES

	0000000000	0000000000	0000000000	0000000000
(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer and megawatt)	2011	2010	2011	2010
Operating Income
Operating Revenues	$548,041	$477,878	$2,052,303	$1,685,044
Gas Purchases	555,695	476,541	2,016,704	1,601,701

Gross Margin	(7,654)	1,337	35,599	83,343
Operation and maintenance expense	6,147	4,701	16,682	14,947
Depreciation and amortization	15	17	61	153
Energy and other taxes	260	(92)	1,110	858

Operating (Loss) Income	$(14,076)	$(3,289)	$17,746	$67,385

Net (Loss) Income	$(8,928)	$(1,551)	$13,479	$42,711

Financial Margin	$5,203	$(2,499)	$43,671	$55,699

Net Financial (Loss) Earnings	$(798)	$(4,533)	$18,583	$24,814

Gas Sold and Managed (Bcf)	132.4	111.4	480.9	366.4

CLEAN ENERGY VENTURES

	0000000000	0000000000	0000000000	0000000000
Operating Revenues	$534	$—	$862	$—

Operating (Loss)	$(2,656)	$(1,001)	$(4,759)	$(1,001)

Income Tax Benefit	$3,996	$410	$11,604	$410

Net Income (Loss)	$1,277	$(593)	$6,761	$(593)

Solar Renewable Energy Certificates Generated	1,197	—	2,077	—

Megawatts Installed	7.1	—	9.8	—

Megawatts Under Construction	20.5	—	20.5	—

MIDSTREAM ASSETS

	0000000000	0000000000	0000000000	0000000000
Equity in Earnings of Affiliates	$3,033	$2,735	$14,904	$12,996

Operation and Maintenance	$692	$73	$1,094	$659

Interest Expense	$737	$381	$3,165	$2,418

Net Income	$1,075	$1,226	$6,780	$6,444

RETAIL AND OTHER

	0000000000	0000000000	0000000000	0000000000
Operating Revenues	$13,057	$10,748	$39,960	$30,551

Operating Income (Loss)	$3,613	$3,111	$4,271	$(1,957)

Net Income (Loss)	$2,174	$2,362	$3,087	$(1,119)

Net Financial Earnings	$2,174	$2,498	$3,087	$857

Total Customers at September 30	138,211	149,411	138,211	149,411